SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

M&T BANK CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One M&T Plaza, Buffalo, New York 14203
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders

     Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 18, 2008, by and among Provident Bankshares Corporation (“Provident”), M&T Bank Corporation (“M&T”), and First Empire State Holding Company, a Maryland corporation and wholly-owned subsidiary of M&T (“Merger Sub”), Provident merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of M&T. The Merger became effective at 12:01 a.m., Eastern Standard Time, on May 23, 2009.

     As a result of the Merger, except for Exception Shares as defined in the Merger Agreement, (i) each outstanding share of Provident common stock, par value $1.00 per share (the “Provident Common Stock”), was converted into the right to receive 0.171625 shares of M&T’s common stock, par value $0.50 (the “M&T Common Stock”), (ii) each outstanding share of Provident Series A Mandatory Convertible Non-Cumulative Preferred Stock (the “Provident Series A Preferred Stock”) was converted into the right to receive one share of M&T’s Series B Mandatory Convertible Non-Cumulative Preferred Stock (the “M&T Series B Preferred Stock”), and (iii) each outstanding share of Provident Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Provident Series B Preferred Stock”) was converted into the right to receive one share of M&T’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “M&T Series C Preferred Stock”).

     Upon issuance of the M&T Series B Preferred Stock and the M&T Series C Preferred Stock (collectively, the “New M&T Preferred Stock”) more fully described in the designations relating to each series of New M&T Preferred Stock contained in the Restated Certificate of Incorporation referenced in Item 5.03 below, the ability of M&T to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on M&T Common Stock and other of M&T’s capital stock ranking junior to the New M&T Preferred Stock and on other preferred stock and other stock ranking on a parity with the New M&T Preferred Stock, will be subject to certain restrictions in the event that M&T does not declare dividends on the New M&T Preferred Stock during any dividend period.

     This summary does not purport to be complete and is qualified in its entirety by reference to Section 5 (with respect to the M&T Series B Preferred Stock) and Section 6 (with respect to the M&T Series C Preferred Stock) of the Restated Certificate of Incorporation filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 5.02.    Election of Directors

     Effective May 23, 2009, Gary N. Geisel, Chairman of the Board of Directors of Provident and Provident’s Chief Executive Officer, joined M&T’s Board of Directors. Pursuant to the Merger Agreement, M&T had agreed to cause one current member of Provident’s Board of Directors, designated by Provident and reasonably acceptable to M&T, to be appointed to M&T’s Board of Directors immediately after the completion of the merger. Provident had designated, and M&T had accepted, Gary N. Geisel as the designee.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws

     In connection with the Merger, M&T filed a Restated Certificate of Incorporation with the New York State Department of State on May 22, 2009. M&T’s Restated Certificate of Incorporation became effective immediately upon filing.

     M&T’s Restated Certificate of Incorporation restates and amends M&T’s certificate of incorporation by:

(1)	adding a new Section 5 to Article FOURTH that recites the terms and conditions of the series of 26,500 shares of the M&T Series B Preferred Stock;
(2)	adding a new Section 6 to Article FOURTH that recites the terms and conditions of the series of 151,500 shares of the M&T Series C Preferred Stock; and
(3)	amending the post office address in Article FIFTH to which the Secretary of State shall mail a copy of service of process against M&T to Attention: General Counsel, One M&T Plaza, Buffalo, New York 14203-2399.

     This summary does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 8.01.    Other Events

     On May 26, 2009, M&T issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

            The following exhibits are filed herewith:

Exhibit	Description of Exhibit
No.
3.1	Restated Certificate of Incorporation of M&T, dated May 22, 2009.*
99.1	Press Release, dated May 26, 2009.*

*Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, M&T has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

/s/ René F. Jones
René F. Jones
Executive Vice President and Chief Financial
Officer
Date: May 27, 2009

EXHIBIT INDEX

Exhibit	Description of Exhibit
No.
3.1	Restated Certificate of Incorporation of M&T, dated May 22, 2009.*
99.1	Press Release, dated May 26, 2009.*

     *Filed herewith.